Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

LXP Industrial Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Shares of beneficial interest, par value $0.0001 per share, classified as common stock	457(f)	822,683	N/A	$ 3,849,012	0.00014760	$568.11

Fees Previously Paid	–	–	–	–	–	–	–	–	–	–	–	–

Carry Forward Securities

Carry Forward Securities	–	–	–	–	–	–	–	–	–	–	–	–

	Total Offering Amounts					$3,849,012		$568.11

	Total Fees Previously Paid							–

	Total Fee Offsets							–

	Net Fee Due							$568.11
(1)	This registration statement relates to the registration of the maximum number of shares of beneficial interest, par value $0.0001 per share, classified as common stock (“Common Shares”), of LXP Industrial Trust (“LXP”) estimated to be issuable by LXP pursuant to the merger described in this registration statement and the Amended and Restated Agreement and Plan of Merger, dated as of October 24, 2023, between LXP and Lepercq Corporate Income Fund L.P. (“LCIF”).
(2)	The number of Common Shares being registered is based upon an estimate of (x) the maximum number of common units of partnership interest in LCIF (“LCIF Units”) outstanding as of October 31, 2023 to be exchanged in connection with the merger multiplied by (y) the “Redemption Factor” of 1.126 (as defined in the Sixth Amended and Restated Agreement of Limited Partnership of LCIF).
(3)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(f) of the Securities Act, the proposed maximum aggregate offering price of the registrant’s common stock is the book value of LCIF Units to be exchanged or cancelled in the merger as of October 31, 2023, the latest practicable date prior to the date of filing of this registration statement.